Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of Golub Capital BDC, Inc. (the Company) of our reports dated December 3, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois
January 10, 2014